EX-99.23.i.ii

                                      BROWN, CUMMINS & BROWN CO., L.P.A.
J. W. BROWN (1911-1995)                ATTORNEYS AND COUNSELORS AT LAW
JAMES R. CUMMINS                               3500 CAREW TOWER
ROBERT S BROWN                                 441 VINE STREET
DONALD S. MENDELSOHN                        CINCINNATI, OHIO 45202
LYNNE SKILKEN                              TELEPHONE (513) 381-2121
AMY G. APPLEGATE                          TELECOPIER (513) 381-2125

KATHRYN KNUE PRZYWARA                              JOANN M. STRASSER
MELANIE S. CORWIN                                  AARON A. VANDERLAAN
                                                   LAWRENCE A. ZEINNER
                                                   STEPHANIE M. MACK

                                                   ---------
                                                   OF COUNSEL
                                                   GILBERT BETTMAN
                                                    (1918 - 2000)





                                                             November 28, 2000


The Analysts Investment Trust
9200 Montgomery Road, Bldg. D
Cincinnati, Ohio  45242

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24F-2 for the fiscal year ended July 31, 1997 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                         Very truly yours,


                                         /s/
                                         ----------------------------------
                                         Brown, Cummins & Brown Co., L.P.A.